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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation for the registration of the resale of 783,136 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2001, with respect to the consolidated financial statements of F.N.B. Corporation and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Birmingham, Alamaba
June 12, 2001